SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24483

Date of Report: April 23, 2007

CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.
(Exact name of registrant as specified in its charter)
Nevada	84-1461844
(State of Other Jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

Citic Plaza, 233 TianHeBei Road, Room 1602B-1603, Guangzhou, P.R. China	510613
(Address of Principal Executive Offices)	(Zip Code)

86-139250 71672

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

On April 23, 2007 the Board of Directors of China Junlian Integrated Surveillance, Inc. (“China Junlian Integrated Surveillance”) dismissed PKF from its position as China Junlian Integrated Surveillance’s principal independent accountant.

China Junlian Integrated Surveillance was organized in May 2006.  Accordingly, PKF reported on its financial statements only for the period from inception to December 31, 2006.  The audit report of PKF on China Junlian Integrated Surveillance’s financial statements for the year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion or qualification.  PKF did not, during the applicable periods, advise China Junlian Integrated Surveillance of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

China Junlian Integrated Surveillance and PKF have not, during China Junlian Integrated Surveillance’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PKF’s satisfaction, would have caused PKF to make reference to the subject matter of the disagreement in connection with its reports.

China Junlian Integrated Surveillance has requested PKF to furnish a letter addressed to the Securities Exchange Commission stating whether or not PKF agrees with the statements in this 8-K.  A copy of such letter dated April 23, 2007 is filed as exhibit 16 to this 8-K.

On April 23, 2007 China Junlian Integrated Surveillance retained the firm of Guangdong Yangcheng Certified Public Accountants Co. Ltd. (“Guangdong Yangcheng”) to audit China Junlian Integrated Surveillance’ financial statements for the year ended December 31, 2007.  At no time during the past two fiscal years or any subsequent period did China Junlian Integrated Surveillance consult with Guangdong Yangcheng regarding any matter of the sort described above with reference to PKF, any issue relating to the financial statements of China Junlian Integrated Surveillance, or the type of audit opinion that might be rendered for China Junlian Integrated Surveillance.

Item 9.01

Financial Statements and Exhibits

Exhibits

16.

Letter from PKF dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2007

CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.

By: /s/ Yuan Gang

     Yuan Gang, President

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